U.S. TRUST
                               INVESTMENT ADVISER
                                 CODE OF ETHICS






























                                                Effective:  March 31, 2006



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                                TABLE OF CONTENTS
                                                                            PAGE


I.    INTRODUCTION...........................................................1

II.   DEFINITIONS............................................................2

III.  RESTRICTIONS ON PERSONAL INVESTMENT ACTIVITIES.........................6

      A.    General Policy...................................................6
      B.    Pre-Clearance of Personal Securities Transactions................6
      C.    Prohibition against Acquiring Securities in an IPO...............6
      D.    Restricted Periods for Trading in the Same Security as a
            Client...........................................................6
      E.    Restricted Periods Exception.....................................7
      F.    Restrictions on Short-Term Trading...............................7
      G.    Market Timing....................................................7
      H.    Delivery of Duplicate Trade Confirmations and Investment
            Account Statements to U.S. Trust.................................7
      I.    Prohibition on Service as a Director.............................7
      J.    Prohibition on Accepting or Giving Gifts.........................7

IV.   TRANSACTIONS AND HOLDINGS NOT SUBJECT TO THIS CODE ....................7

V.    REPORTING  REQUIREMENTS AND PROCEDURES.................................7

      A.    Reporting Requirements...........................................7
      B.    Pre-clearance Procedures.........................................8
      C.    Special Procedures for Private Placement Securities..............9

VI.   OVERSIGHT OF CODE OF ETHICS............................................9

VII.  SANCTIONS.............................................................10

VIII. CONFIDENTIALITY.......................................................11

EXHIBIT A..................................................................A-1


EXHIBIT B..................................................................B-1

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I.    INTRODUCTION

Rule 17j-1 of the Investment Company Act of 1940 generally requires that every registered investment company, and each investment adviser to, and principal underwriter for, such investment company, adopt a written code of ethics containing provisions reasonably necessary to prevent its "Access Persons" (as defined below in section IIA) from engaging in any inappropriate personal investing.

The Insider Trading and Securities Fraud Enforcement Act of 1988 requires every investment adviser and registered broker-dealer to develop, implement and enforce policies and procedures to prevent the misuse of material nonpublic information. In addition, Rule 204-2 (a) (12) and (13) under the Investment Advisers Act of 1940, Federal Reserve Regulation H, OCC regulation at 12 CFR 12 and certain other banking regulations require investment advisers and banks, respectively, to maintain records relating to personal trading activity of certain persons for the same purpose.

This Code of Ethics is intended to satisfy the requirements of all such applicable laws.

Rule 17j-1(b) makes it unlawful for any affiliated person of, or principal underwriter for, an investment company; or any affiliated person of an investment adviser of an investment company, in connection with the purchase or sale, directly or indirectly, by such person of a security "held or to be acquired" (as defined below) by an investment company:

     o To employ any device, scheme or artifice to defraud an investment company;

     o To engage in any act, practice, or course of business which operates or would operate as a fraud order upon an investment company;

     o To engage in any manipulative practice with respect to an investment company; and

     o To make any untrue statement of a material fact to an investment company or omit to state a material fact. In addition, all employees owe the clients of U.S. Trust(1) a duty of undivided loyalty that bars them from engaging in any personal investment activity which may give rise to a potential or apparent conflict of interest between the employee or U.S. Trust and its clients. Thus, each Access Person must:

     o Avoid conflicts of interest and the appearance of any conflict with client trades; and

     o Conduct personal trades in a manner which does not interfere with client's or Fund's (as defined below) portfolio transactions or otherwise take unfair or inappropriate advantage of their relationship with clients.

Every Access Person must adhere to these principles, and comply with the specific provisions and procedures of this Code of Ethics. Structuring transactions to achieve mere technical

-----------------------
(1) For this purpose, "U.S. Trust" or the "Firm" includes U.S. Trust Corporation and its subsidiaries and affiliates.

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compliance with the terms of the Code of Ethics and the related  procedures will not shield any Access Person from liability for personal trading or other conduct that violates a duty to the Funds or other U.S. Trust clients.

BECAUSE OF THE NATURE OF THE BUSINESS OF U.S. TRUST, YOU MAY FROM TIME TO TIME BE EXPOSED TO MATERIAL, NON-PUBLIC INFORMATION AND OTHER NON-PUBLIC PROPRIETARY INFORMATION. FEDERAL SECURITIES LAWS PROHIBIT YOUR USE OF SUCH INFORMATION. MOREOVER, EVERY ACCESS PERSON IS PROHIBITED FROM PURCHASING OR SELLING SECURITIES WHEN IN POSSESSION OF MATERIAL NON-PUBLIC INFORMATION REGARDING THE SECURITY. SEE THE SECTION ON "PERSONAL INVESTMENT ACCOUNTS AND INSIDE INFORMATION" IN THE U. S. TRUST CORPORATION CODE OF BUSINESS CONDUCT AND ETHICS FOR ADDITIONAL GUIDANCE.

THIS CODE APPLIES TO EVERY "ACCESS PERSON." IT IS THE POLICY OF U.S. TRUST THAT NO "ACCESS PERSON" WILL MAKE, PARTICIPATE IN, OR ENGAGE IN ANY ACT, PRACTICE OR COURSE OF CONDUCT THAT WOULD VIOLATE THIS CODE OR ANY APPLICABLE FEDERAL SECURITIES LAWS OR WHICH WOULD, IN ANY WAY, CONFLICT WITH THE INTERESTS OF CLIENTS OR FUNDS. ALL ACCESS PERSONS MUST REPORT ANY VIOLATIONS OF THIS CODE TO THE CORPORATE COMPLIANCE DIVISION.

II.   DEFINITIONS

A. "ACCESS PERSON" means any director or officer of a Registered Investment Adviser (as defined below) or any advisory person of a Fund or U.S. Trust client. An "advisory person" includes:

   Any employee of a Registered Investment Adviser or an employee of U.S. Trust who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by a Fund or a U.S. Trust client, or whose functions relate to the making of any recommendations with respect to the purchases or sales of securities, or whose functions or duties relate to the determination of which recommendation will be made to a Fund or U.S. Trust client; and

   Any person (a) in a control relationship to a Fund or a Registered Investment Adviser, (b) any affiliated person of such controlling person, or (c) any affiliated person of such affiliated person who obtains information concerning recommendations made to a Fund or U.S. Trust client with regard to the purchase or sale of a security by a Fund or U.S. Trust client.

   U.S. TRUST EMPLOYEES WHO ARE DEEMED TO BE "ACCESS PERSONS" AS A RESULT OF JOB FUNCTIONS THAT SUPPORT THE FIRM'S INVESTMENT ADVISER ACTIVITIES, MUST READ AND ABIDE BY THE INVESTMENT ADVISER CODE OF ETHICS ("IACOE"). YOUR SUPERVISOR DETERMINES IF YOU SHOULD BE AN ACCESS PERSON AND WHAT TIER LEVEL (1 OR 2).

     o TIER 1 "ACCESS PERSONS" ARE ANY ONE OF THE FOLLOWING:
          -   A PORTFOLIO MANAGER RESPONSIBLE FOR MANAGING A FUND;
          -   A RESEARCH ANALYST IN THE U.S. TRUST RESEARCH DEPARTMENT;
          -   A U.S. TRUST EQUITY SECURITIES TRADER (BOTH DOMESTIC AND FOREIGN);
          -   MEMBER OF THE U.S. TRUST MANAGEMENT COMMITTEE;

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          -   A U.S. TRUST FIXED INCOME SECURITIES TRADER;
          -   A MEMBER OF THE CORPORATE COMPLIANCE DIVISION;
          - THOSE OTHER INDIVIDUALS WHO HAVE BEEN DESIGNATED BY THEIR U.S. TRUST DIVISION MANAGERS AS INDIVIDUALS WHO ARE DIRECTLY INVOLVED IN MANAGEMENT OF THE FIRM'S FUNDS.

     o TIER 2 "ACCESS PERSONS" ARE DEFINED AS ANY ACCESS PERSON NOT DESIGNATED TIER 1.

B. "BENEFICIAL INTEREST" or "BENEFICIAL OWNERSHIP" means any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in securities. For example, securities owned or held by the following individuals and entities are generally considered to be beneficially owned or held by the Access Person, and therefore are subject to the requirements of this Code of Ethics:

          1.  a member of an Access Person's immediate family;

          2. a person who lives in an Access Person's household and over whose purchases, sales, or other trading activities an Access Person directly or indirectly exercises influence;

          3. a relative whose financial affairs an Access Person "controls", whether by contract, arrangement, understanding or by convention (such as a relative he or she traditionally advises with regard to investment choices, invests for or otherwise assists financially);

          4. an investment account (as defined below) or trust account (other than one maintained at U.S. Trust in the Access Person's capacity as a U.S. Trust employee) over which an Access Person has investment control or discretion;

          5. a trust or other arrangement that names an Access Person as a beneficiary; and

          6. a non-public entity (partnership, corporation or otherwise) of which an Access Person is a director, officer, partner or employee, or in which he owns 10% or more of any class of voting securities, a "controlling" interest as generally defined by securities laws, or over which he exercises effective control.

C. The term "CODE" refers to the U.S. Trust Investment Adviser Code of
   Ethics.

D. "CONFIDENTIAL INFORMATION" means any material, non-public information, and non-public proprietary information. Portfolio holdings of Funds are considered Confidential Information until publicly disclosed.

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E. "EXEMPT SECURITY" refers to securities exempt from pre-clearance requirements and includes:

          1. Direct obligations of the United States Government and securities issued by United States Government agencies

          2.  Municipal securities with a principal value of $500,000 or less;

          3. Investment grade corporate bonds with a principal value of $500,000 or less:

          4. Shares issued by open-ended investment companies, commonly known as mutual funds, other than Reportable Funds or exchange-traded funds ("ETFs");

          5. Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

          6. Securities purchased or sold in any account over which an Access Person has no direct or indirect influence or control (i.e., blind trust, discretionary account or trust managed by a third party); and

          7. Securities acquired as part of an automatic dividend reinvestment plan (commonly referred to as "DRIPs").

F. "FIRST TIER RESTRICTED PERIOD" refers to a Reportable Security traded by a U.S. Trust client or Fund and means that Tier 1 employees cannot execute an order in a personal account following a similar client order for the 7 days before and after that client's order is executed.

G. "FUND" means a registered or unregistered investment company or business development company client of U.S. Trust, including common and collective funds.

H. An Access Person's "IMMEDIATE FAMILY" includes a spouse, minor children and adults living in the same household as the Access
   Person.

I. "INITIAL PUBLIC OFFERING ("IPO")" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

J. "INVESTMENT ACCOUNT" means any account:

          1. which contains Reportable Securities in which an Access Person holds a Beneficial Interest, regardless of whether the account is managed by an independent third party or self-directed; or

          2. on which an Access Person or a member of his or her immediate family is named in the title of the account; or

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          3.  for which an Access Person acts as Guardian, Trustee, Custodian, etc., (other than those maintained at U.S. Trust in the Access Person's capacity as a U.S. Trust employee); or

          4. over which an Access Person exercises control, either directly (i.e., by Power of Attorney) or indirectly (i.e., as an adviser).

NOTE: A COMPREHENSIVE LIST OF ALL ACCESS PERSONS WILL BE COMPILED AND MAINTAINED BY THE CORPORATE COMPLIANCE DIVISION IN CONSULTATION WITH THOSE PERSONS WHO SUPERVISE SUCH EMPLOYEES.

K. "INVESTMENT ACCOUNT RECORDS" means any trade confirmations for any securities transactions and/or monthly brokerage statements.

L. "PRIVATE PLACEMENT SECURITIES" means securities that are exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or 4(6) or pursuant to Rule 504, Rule 505 or Rule 506 under the Securities Act of 1933.

M. "REGISTERED INVESTMENT ADVISER" means any subsidiary (e.g. CTC Consulting, Inc.) or division of any subsidiary of U.S. Trust Corporation (e.g. U.S. Trust Asset Management Division) that is registered under the Investment Advisers Act of 1940.

N. "REPORTABLE FUND" means (i) any fund for which U.S. Trust or an affiliate serves as an investment adviser as defined in Section 2(a)(20) of the Investment Company Act of 1940; or (ii) any fund whose investment adviser or principal underwriter controls U.S. Trust, is controlled by U.S. Trust, or is under common control with U.S. Trust. Current Reportable Funds include the SchwabFunds, the Laudus Funds and the Excelsior Funds.

O. "REPORTABLE SECURITY" means any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase any of the foregoing, except that it does not include direct obligations of the Government of the United States, bankers' acceptances, bank certificates of deposit, commercial paper and high-quality short-term debt instruments, including repurchase agreements, shares issued by money market funds (including those affiliated with U.S. Trust), shares issued by open-end funds other than Reportable Funds or ETFs, and shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are Reportable Funds.

P. "RESTRICTED PERIOD" means the First Tier and Second Tier Restricted Periods.

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Q. "SECOND TIER RESTRICTED PERIOD" refers to a Reportable Security traded by a
   U.S. Trust client or Fund and means that a Tier 2 employee cannot execute an order in a personal account on the same calendar day in which a client order is executed.

R. "SECURITY" OR "SECURITIES" means any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase any of the foregoing.

S. A security is "HELD OR TO BE ACQUIRED" if within the most recent 15 days it
   (1) is or has been held by a Fund, or (2) is being or has been considered by a Fund or U.S. Trust, as the Fund's investment adviser, for purchase by a Fund. A purchase or sale includes the writing of an option to purchase or sell and any security that is exchangeable for, or convertible into, any security that is held or to be acquired by a Fund.

III. RESTRICTIONS ON PERSONAL INVESTMENT ACTIVITIES

A. GENERAL POLICY. No Access Person shall engage in any act, practice or course of business that would violate the provisions of Rule 17j-1(b) set forth above, or in connection with any personal investment activity, engage in conduct inconsistent with this Code.

B. PRE-CLEARANCE OF PERSONAL SECURITIES TRANSACTIONS. No Access Person shall buy or sell securities other than Exempt Securities for his or her personal portfolio or the portfolio of a member of his or her immediate family without obtaining pre-clearance.

          1. DURATION OF PRE-CLEARANCE APPROVAL. Pre-clearance approval is effective for only two business days (the day on which approval is given and one additional business day).

          2. PRE-CLEARANCE DOES NOT PROTECT WRONGDOING. Compliance with this Pre-clearance requirement is separate from and in addition to the Access Person's duty to refrain from trading during a Restricted Period or to obtain prior approval to purchase securities offered in a private placement and in an initial public offering. Even if an Access Person has pre-cleared a transaction in a security subject to this Code, each such Access Person acknowledges that the transaction may be subject to further review by the Corporate Compliance Division if the transaction is ultimately determined to have been made during a Restricted Period.

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          3.  OPTIONS. When trading options, the Access Person must pre-clear the underlying security and the option before entering an option contract.

C. PROHIBITION AGAINST ACQUIRING SECURITIES IN AN IPO. Access Persons are prohibited from acquiring any Beneficial Interest in any security offered in an IPO. However, EXCEPTIONS MAY BE ALLOWED WHEN (1) THE INVESTMENT RELATES TO SECURITIES OF THE EMPLOYER OF A SPOUSE OFFERED TO ALL EMPLOYEES AT THE SPOUSE'S LEVEL, OR (2) FOR THE DEMUTUALIZATION OF INSURANCE COMPANIES, BANKS OR SAVINGS AND LOANS. NOTE: REGARDLESS OF WHETHER AN EXCEPTION IS ALLOWED, ALL ACCESS PERSONS MUST REPORT AND PRE-CLEAR ALL TRANSACTIONS IN IPOS, AND THE ACCESS PERSON WOULD BE REQUIRED TO PROVIDE APPROPRIATE DOCUMENTATION SUPPORTING THE EXCEPTION.

D. RESTRICTED PERIODS FOR TRADING IN THE SAME SECURITY AS A CLIENT. Except as provided in Section III E. below, Access Persons are prohibited from directly or indirectly trading in a Reportable Security on a day during which a U.S. Trust client or Fund has a pending "buy" or "sell" order in the same Reportable Security until such order is executed or withdrawn. In addition, each First Tier Access Person is prohibited from buying or selling a Reportable Security during the First Tier Restricted Period.

E. RESTRICTED PERIODS EXCEPTION. (a) While directly or indirectly trading in a Reportable Security during a Restricted Period is generally not permitted, there may be some circumstances where the Corporate Compliance Division may determine that such an investment may be permitted; and (b) The Restricted Periods only apply to transactions in Reportable Securities.

F. RESTRICTIONS ON SHORT-TERM TRADING. (1) No Access Person shall be permitted to retain a profit made on any Reportable Security sold within sixty (60) calendar days of a transaction in which the Access Person obtained a Beneficial Interest in that same Reportable Security (or purchase to cover a short sale made within the previous sixty (60) calendar days).

G. MARKET TIMING. No Access Person shall be permitted to engage in frequent purchases and sales or sales and purchases of the same Excelsior Fund or Schwab advised fund in accordance with U.S. Trust and Excelsior policies prohibiting market timing.

H. DELIVERY OF DUPLICATE TRADE CONFIRMATIONS AND INVESTMENT ACCOUNT STATEMENTS TO U.S. TRUST. Every Access Person must disclose all Beneficial Interests in securities held in any existing Investment Account or otherwise to the Corporate Compliance Division. The Access Person shall be responsible for directing the appropriate broker(s) to supply the Corporate Compliance Division with duplicate copies of his or her Investment Account Records. IF THE ACCESS PERSON'S ACCOUNT IS HELD AT SCHWAB IT IS HIS OR HER RESPONSIBILITY TO INFORM SCHWAB THAT HE OR SHE IS AN EMPLOYEE OF U.S. TRUST. Transactions reported will be reviewed and compared against the transactions of U.S. Trust's clients, and Funds. Each Access Person must promptly notify the Corporate Compliance Division when an Investment Account is opened, closed or moved. NOTE: IT IS THE RESPONSIBILITY OF EACH ACCESS PERSON, AS WELL AS HIS OR HER SUPERVISOR TO ENSURE THAT TIMELY TRADING INFORMATION IS PROVIDED TO THE CORPORATE COMPLIANCE DIVISION.

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I. PROHIBITION ON SERVICE AS A DIRECTOR. For limitations on service as a director, see the U.S. Trust Corporation Code of Business Conduct and Ethics ("BC&E).

J. PROHIBITION ON ACCEPTING OR GIVING GIFTS. For limitations on accepting or receiving gifts, see the U.S. Trust BC&E.

IV. TRANSACTIONS AND HOLDINGS NOT SUBJECT TO THIS CODE

The purchase and sale of any Security other than a Reportable Security is not subject to the pre-clearance or reporting requirements of this Code.

V. REPORTING REQUIREMENTS AND PROCEDURES

A. REPORTING REQUIREMENTS. In order to provide U.S. Trust with information to enable it to determine with reasonable assurance whether the provisions of this Code are being observed by its Access Persons:

         1. INITIAL AND ANNUAL HOLDINGS REPORT: Within ten (10) days after a person becomes an Access Person, and annually thereafter, such person shall submit to the Corporate Compliance Division a completed Initial/Annual Holdings Report in the form attached hereto as Exhibit A (or another form of written submission containing all required information and acceptable to the Corporate Compliance Division) that lists all securities other than Exempt Securities in which such Access Person has a Beneficial Interest. Each holdings report must contain, at a minimum, (a) the title and type of security, and as applicable the exchange ticker symbol or CUSIP number, number of shares and principal amount of each Reportable Security in which the Access Person has any direct or indirect beneficial ownership; (b) the name of any broker, dealer or bank with which the Access Person maintains an account in which any securities are held for the Access Person's direct or indirect benefit; and (c) the date the Access Person submits the report. The Initial Holdings Report must be current as of a date no more than 45 days prior to the date the person became an Access Person and the Annual Holdings Report shall be submitted no later than January 31 and must be current as of a date no more than 45 days prior to the date the report is submitted.

         2. MONTHLY/QUARTERLY REPORTING REQUIREMENTS: If the Access Person maintains Investment Accounts with institutions other than Charles Schwab & Co., U.S. Trust or UST Securities, they shall, within thirty
         (30) days of the end of each calendar month or quarter, depending on the frequency of the statement, submit a Securities Transaction Report to the Corporate Compliance Division in the form attached hereto as Exhibit B (or another form of written submission containing all required information and acceptable to the Corporate Compliance Division), showing all transactions in Securities in which the person has, or by reason of such transaction acquires, any Beneficial Interest, as well as all accounts established with brokers, dealers or banks during the period in which any securities were held for the Beneficial Interest of the Access Person. An Access Person need not make a transaction report under this paragraph if all of the information required by this paragraph 2 is contained
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         in the Investment Account Statements provided to U.S. Trust.
         Additionally, each quarter, each Access Person shall certify, (in the format specified), to the Corporate Compliance Division, that he or she has submitted all records required to be submitted and is in compliance with the Code.

         3. ACCURACY OF INFORMATION: U.S. Trust periodically may request an Access Person to affirm the accuracy of the information previously supplied pursuant to Rule 17j-1's periodic reporting requirements. In addition, each Access Person must immediately notify the Corporate Compliance Division of any changes occurring after the submission of the required periodic reports, including the opening, closing or moving of an Investment Account. The Access Person should not wait until the filing of a Quarterly Certification to notify U.S. Trust of any changes.

B. PRE-CLEARANCE PROCEDURES.

         1. To receive pre-clearance for a securities transaction, the Access Person should forward a written request for pre-clearance to his or her supervisor or such person as your supervisor indicates you should submit the request to. NOTE: IF THE SUPERVISOR IS NOT AVAILABLE, PRE-CLEARANCE SHOULD BE SOUGHT FROM THE CORPORATE COMPLIANCE DIVISION. PRE-CLEARANCE SHOULD GENERALLY BE SOUGHT THROUGH I-TRADE, THE WEB-BASED PERSONAL TRADING SOFTWARE USED BY U.S. TRUST, ALTHOUGH PRE-CLEARANCE REQUESTS MAY BE SUBMITTED IN OTHER WRITTEN FORMAT WITH THE AUTHORIZATION OF THE CORPORATE COMPLIANCE DIVISION.

         2. If appropriate, the Access Person's supervisor will electronically approve the personal trade request. Supervisory approval denotes that to the best of the supervisor's knowledge, after making reasonable inquiry, the Access Person's proposed trade is not based upon Confidential Information relating to a proposed trade or pending trading activity by a client or Fund advised by U.S. Trust or otherwise in violation of Rule 17j-1 or other applicable law.

         3. Upon supervisory approval, the request will be reviewed by the Corporate Compliance Division. Approval by the Corporate Compliance Division denotes that there is no significant, anticipated or pending trading activity in the issue for which the Access Person is requesting trading approval The Corporate Compliance Division will also confirm that the Access Person has current certifications on file and that the proposed trade does not appear to violate the Code.

4. Upon approval by the Corporate Compliance Division, a confirmation will be sent to the originating Access Person. The pre-clearance approval will be effective for only two business days (the day on which approval is given and one additional business day).

C. SPECIAL PROCEDURES FOR PRIVATE PLACEMENT SECURITIES.

Prior to acquiring a Beneficial Interest in Private Placement Securities, an Access Person must submit a written approval request and obtain written approval from:

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         1. His or her direct supervisor; and

         2. The Director of Securities and Corporate Compliance or his designee; an Access Person must also disclose to the individuals referenced above, any Beneficial Ownership of private placement securities if that Access Person plays a material role in U.S. Trust's subsequent investment decision regarding the same issuer. Once this disclosure is made, an independent review of U.S. Trust's investment decision must be made by investment personnel with no personal interest in that particular issuer. This process will accommodate personal investments for Access Persons and provide scrutiny where there is a potential conflict of interest.


VI.   OVERSIGHT OF CODE OF ETHICS

This Code is administered by the Director of Securities and Corporate Compliance. Investment Account Statements will be reviewed on an ongoing basis by the Corporate Compliance Division and compared to transactions entered into by U.S. Trust for its clients and Funds. Any transactions which are identified as being a potential violation of the Code will be reported promptly by the Corporate Compliance Division to the appropriate supervisor.

The Corporate Compliance Division will provide each Access Person with a copy of the Code and any amendments and each Access Person will acknowledge in writing that they have received and read the Code and any amendments.

Each supervisor shall consider all information available regarding a potential violation of this Code by his or her subordinate, including any information provided to the supervisor by the Corporate Compliance Division. Upon the supervisor's determination that a violation of this Code has occurred, the supervisor shall consult with the Corporate Compliance Division and the supervisor may impose such sanctions or remedial actions as he or she deems appropriate, within the sanctions guidelines provided by U.S. Trust, which has been approved by the U.S. Trust Risk Policy Committee.

Any determination which is made by a supervisor regarding a violation of this Code and any sanction or remedial action imposed by the supervisor is subject to review, possible amendment and reversal by the Director of Securities and Corporate Compliance in consultation with appropriate senior management.

VII.  SANCTIONS

The specific sanctions which shall be imposed pursuant to this Code are described in U.S. Trust's sanctions guidelines, and include among other things disgorgement of any profits obtained as a result of a violation of this Code, suspension or termination of employment by U.S. Trust and the pursuit of civil or criminal penalties.

VIII.  CONFIDENTIALITY

All Confidential Information collected pursuant to this Code will be treated confidentially except to the extent required to be disclosed by law.

                                    EXHIBIT A

                         INITIAL/ANNUAL HOLDINGS REPORT


            FOR THE YEAR/PERIOD ENDED
                                     --------------------------------------
                                                (MONTH/DAY/YEAR)


TO:   U.S. TRUST

            As of the calendar year/period referred to above, I have a direct or indirect beneficial ownership interest in the securities listed below which are required to be reported pursuant to the U.S. Trust's Code of Ethics:


                                  Ticker Symbol
                                    or CUSIP
        Title and Type of           Number(As        Number of       Principal
            Security               Applicable)        Shares          Amount
        -----------------         -------------      ---------       ---------




      The most recent investment account statement may be attached to this document.



            The name of any broker, dealer or bank with whom I maintain an account in which my securities are held for my direct or indirect benefit are as follows:



            This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.


                              Signature:
                                                ------------------------


                              Print Name:
                                                ------------------------


                              Date:
                                                ------------------------

                                    EXHIBIT B

                          SECURITIES TRANSACTION REPORT

FOR THE PERIOD ENDED
                    -----------
                                    (MONTH/DAY/YEAR)

TO:   U.S. TRUST

      During the period referred to above, the following transactions were effect in securities of which I had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code of Ethics of U.S. Trust:


  Title of
  Security
 (Required),
  Exchange                                                                                                 Broker/Dealer
 Ticker Symbol                   Number of      Interest Rate                     Nature of                  or Bank
   or CUSIP                      Shares or      and Maturity       Dollar         Transaction                Through
  Number (As         Date of     Principal         Date (if       Amount of       (Purchase,                  Whom
  Applicable)      Transaction    Amount         applicable      Transaction      Sale, Other     Price     Effected
--------------     -----------   ---------      -------------    -----------      -----------     -----    --------------





      The most recent investment account statement may be submitted in lieu of this document.

            For each Access Person of U.S. Trust, provide the following information with respect to any account established by you during the period referred to above in which securities were held during the period for your direct or indirect benefit:

                 i. The name of the broker, dealer or bank with whom you established the account.

                ii. The date the account was established.


            This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.


                                    Signature:
                                                -----------------------------

                                    Print Name:
                                                -----------------------------

                                    Date:
                                                -----------------------------


                                      B-1